Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
HILAND HOLDINGS GP, LP

        This Certificate of Limited Partnership, dated May 10, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

        1.     Name. The name of the limited partnership is "Hiland Holdings GP, LP"

        2.     Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

    The Corporation Trust Company
    1209 Orange Street
    Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

    The Corporation Trust Company
    1209 Orange Street
    Wilmington, Delaware 19801

        3.     General Partner. The name and the business and mailing address of the general partner is:

    Hiland Partners GP Holdings, LLC
    205 West Maple, Suite 1100
    Enid, Oklahoma 73701

        IN WITNESS WHEREOF, the undersigned has executed the Certificate of Limited Partnership as of the date written first above.

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC, its General Partner

By:	/s/ KEN MAPLES Ken Maples Chief Financial Officer, Vice President—Finance and Secretary